Exhibit 8.1 The following table lists the Company’s subsidiaries as of March 22, 2024: Legal Entity Name Jurisdiction of Incorporation Borr IHC Limited Bermuda Borr Drilling Management AS Norway Borr International Resources Limited British Virgin Islands Borr International Operations I Inc. Marshall Islands Borr International Operations I Inc. (Nigeria Branch) Nigeria Borr SEA Operations Inc. Marshall Islands Borr SEA Operations Inc. (Thailand Branch) Thailand Borr Eastern Peninsula Pte. Ltd. Singapore Borr Eastern Peninsula Pte. Ltd. (Indonesia Branch) Indonesia Borr Eastern Peninsula Pte. Ltd. (Brunei Branch) Brunei Borr Drilling Management (UK) Limited England and Wales Borr Drilling Management DMCC Dubai, United Arab Emirates Borr Holdings Limited Cayman Islands Prospector Rig 1 Contracting Company Limited Cayman Islands Prospector Rig 5 Contracting Company Limited Cayman Islands Paragon Offshore Limited Cayman Islands Paragon International Finance Company Cayman Islands Paragon Asset Company Limited Cayman Islands Paragon Asset (UK) Limited Cayman Islands Paragon Offshore (North Sea) Limited Cayman Islands Paragon Offshore Enterprises Limited Cayman Islands Paragon Offshore Drilling LLC Delaware, United States of America Paragon (Middle East) Limited Cayman Islands Borr Drilling Land Support Limited Scotland Borr Drilling Land Support Limited (Abu Dhabi Branch) Abu Dhabi, United Arab Emirates Paragon Offshore Management S. de R.L. de C.V. Mexico Paragon Offshore (Nederland) B.V. The Netherlands Paragon Offshore (Nederland) II B.V. The Netherlands Paragon Offshore Holdings US Inc. Delaware, United States of America Paragon Offshore (GOM) Inc. Delaware, United States of America Borr Drilling (US) Inc. Delaware, United States of America Paragon Offshore Leasing (Switzerland) GmbH Switzerland Paragon Offshore Holdings Limited Cayman Islands Paragon Offshore International Limited Cayman Islands Paragon Offshore International Limited (Egypt Branch) Egypt Paragon Offshore International Limited (Israel Branch) Israel Paragon Offshore International Limited (Nigeria Branch) Nigeria Paragon Offshore International Limited (UAE Branch) United Arab Emirates Paragon Offshore International Limited (Tanzania Branch) Tanzania Borr Drilling Malaysia Sdn. Bhd. Malaysia Borr Global Limited Cayman Islands Borr Mexico Ventures Limited Scotland Borr Grid (UK) Limited Scotland Borr Gersemi (UK) Limited Scotland Borr Odin (UK) Limited Scotland Borr Galar (UK) Limited England and Wales Borr Njord (UK) Limited England and Wales Borr (UK) Holdings Limited Scotland Borr Drilling Mexico S. de R.L. de C.V. Mexico Borr Drilling Contracting S. de R.L. de C.V. Mexico Borr Management Mexico S. de R.L. de C.V. Mexico Borr Offshore Services Mexico S. de R.L. de C.V. Mexico Borr Midgard Holding Limited Bermuda

Borr Midgard Assets Limited Bermuda Borr Saga Inc. Marshall Islands Borr Skald Inc. Marshall Islands Borr Jack-Up XXXII Inc. Marshall Islands Borr Jack-Up I Inc. Marshall Islands Borr Tivar Inc. Marshall Islands Borr Vale Inc. Marshall Islands Borr Var Inc. Marshall Islands Constellation II Limited Cayman Islands Borr Idun Limited Cayman Islands Borr Mist Limited Cayman Islands Borr Atla Limited Cayman Islands Borr Brage Limited Cayman Islands Borr Odin Limited Cayman Islands Borr Jack-Up XVI Inc. Marshall Islands Borr Jack-Up XIV Inc. British Virgin Islands Borr Jack-Up XIV Inc. (Gabon Branch) Gabon Borr Jack-Up XIV Inc. (Cameroon Branch) Cameroon Borr West Africa Assets Inc. Marshall Islands Borr West Africa Assets Inc. (Gabon Branch) Gabon Borr Gerd Inc. Marshall Islands Borr Gerd Inc. (Cameroon Branch) Cameroon Borr Gersemi Inc. Marshall Islands Borr Grid Inc. Marshall Islands Borr Gunnlod Inc. Marshall Islands Borr Groa Inc. Marshall Islands Borr Gyme Inc. Marshall Islands Borr Natt Inc. Marshall Islands Borr Natt Inc. (Congo Branch) Republic of the Congo Borr Njord Inc. Marshall Islands Borr Hild Inc. Marshall Islands Borr Heimdal Inc. Marshall Islands Borr Hermod Inc. Marshall Islands Borr Huldra Inc. Marshall Islands Borr Heidrun Inc. Marshall Islands Borr Drilling Services LLC Qatar Borr Ran (UK) Limited England and Wales Borr Arabia Well Drilling LLC Kingdom of Saudi Arabia Borr International Ventures Limited Bermuda Borr Jack-Up Assets (UK) Limited England and Wales Borr Arabia III (UK) Limited England and Wales Borr Finance LLC Delaware, United States of America Borr Valhalla Holding Limited Bermuda Borr Hild (UK) Limited England and Wales Borr Jack-Up XXXII Inc (Indonesia Branch) Indonesia